Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 52 to Registration Statement No. 333-142592 on Form N-1A of our report dated February 28, 2011, relating to the financial statements and financial highlights of BlackRock Emerging Market Debt Portfolio, BlackRock International Bond Portfolio and BlackRock Strategic Income Opportunities Portfolio (formerly, BlackRock Strategic Income Portfolio), each a series of BlackRock Funds II, appearing in the Annual Report on Form N-CSR of BlackRock Funds II for the year ended December 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 28, 2011